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                      BMC INDUSTRIES, INC. PROFIT SHARING PLAN
                                   1994 REVISION


                           THIRD DECLARATION OF AMENDMENT

Pursuant to the retained power of amendment contained in Section 11.2 of the instrument entitled "BMC Industries, Inc. Profit Sharing Plan -- 1994 Revision," the undersigned hereby amends said instrument in the following manner:

1.   Subsection 7.2(A) thereof is amended by substituting "$5000" for "$3500."

2. Subsection 8.1(A)(1) thereof is amended by substituting "$5000" for "$3500" each place it appears therein.

3.   Section 12.27 thereof is amended to read as follows:

     "12.27 QUALIFIED EMPLOYEE. A "Qualified Employee" is an Employee who performs services for a Participating Business Unit as a common-law employee (as classified by the Participating Employer at the time the services are performed without regard to any subsequent reclassification) together with any Employee who is a United States citizen and who performs services for a foreign subsidiary of a Participating Employer as a common-law employee of the foreign subsidiary (as classified by the Participating Employer at the time the services are performed without regard to any subsequent reclassification), with respect to which subsidiary such Participating Employer has entered into an agreement under Code section 3121(1), but only if contributions under a funded plan of deferred compensation, which is sponsored by such foreign subsidiary or a Participating Employer, are not provided for such person with respect to remuneration paid to him by such foreign subsidiary, provided that such person is employed at a facility, or within a division or business unit, the eligible employees of which have been designated by the Participating Employer to participate in the Plan. In no event, however, will the term Qualified Employee include any individual who is

          (a) covered by a collective bargaining agreement, for whom retirement benefits were the subject of good faith bargaining between such person's representative and the Participating Employer, and who is not, as a result of such bargaining, specifically covered by this Plan; or

          (b) a nonresident alien who receives no earned income (within the meaning of Code section 911(d)(2)) from a Participating Employer that constitutes income from sources within the United States (within the meaning of Code section 861(a)(3)); or

          (c)  a leased employee as defined under Code section 414(n)(2)."
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The amendments set forth are items 1 and 2 above are effective January 1, 1998, and apply to all Participants, including those who terminated employment before January 1, 1998, and the Beneficiaries of deceased Participants, including those who died before January 1, 1998. The amendment set forth at item 3 above is effective March 1, 1998.

IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed by its duly authorized officers this 28th day of February, 1998.

                                   BMC INDUSTRIES, INC.




Attest:  /s/JON A. DOBSON          By: /s/STEFAN PETERSON
         ----------------------        ---------------------
         Secretary                    Director of Compensation, Benefits & HRIS

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